Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-282014) on Form S-1 and the Registration Statement (No. 333-283288) on Form S-8 of Bolt Projects Holdings, Inc. of our report dated March 18, 2025, relating to the consolidated financial statements of Bolt Projects Holdings, Inc., appearing in the Annual Report on Form 10-K of Bolt Projects Holdings, Inc. for the year ended December 31, 2024.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina
March 18, 2025